                                                                    EXHIBIT 99.1

                 Symyx Technologies Reports Second Quarter 2004

                                Financial Results

SANTA CLARA, CALIFORNIA, JULY 21, 2004 - Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for year-to-date and the second quarter ended June 30, 2004.

Revenue for the quarter was $18.9 million compared with $15.0 million for the same quarter in 2003, consisting of $10.4 million in service revenue from research collaborations, $5.5 million from Discovery Tools(R) product sales and $3.0 million in license fees and royalties. Service revenue includes $375,000 of revenue from Ilypsa Inc., formerly known as Symyx Therapeutics, Inc., a related party. The 26% increase in quarterly revenue resulted largely from the expansion of revenue under the Symyx Exxon Mobil Corp. alliance and from shipment of Discovery Tools including a polymer testing system to North Dakota State University, a Core(X)(TM) system to a pharmaceutical company, and a biocatalysis system to Merck & Co., Inc.

Income from operations for the quarter was $2.2 million, compared with $470,000 for the same period last year. Net income for the quarter was $1.7 million, with diluted earnings per share of $0.05, compared with net income for same period last year of $618,000 and diluted earnings per share of $0.02.

Year-to-date revenue was $38.4 million, compared with $29.9 million for the same period last year. Year-to-date operating income was $5.1 million, compared with $1.1 million for the same period last year. Year-to-date net income was $3.7 million, with diluted earnings per share of $0.11, compared with net income for the same period last year of $1.3 million and diluted earnings per share of $0.04.

Total expenses for the quarter were $16.7 million compared with $14.5 million in the second quarter 2003. Cost of products sold was $1.9 million compared with $800,000 in the second quarter 2003, reflective of the mix of the products delivered during the periods. Research and development expenses were $10.4 million, including $375,000 in expenses associated with Ilypsa Inc., compared with $10.1 million research and development expenses in the second quarter 2003. Sales, general and administrative expenses were $4.3 million compared with $3.6 million in the second quarter of 2003, an increase largely due to expansion of business development. Year-to-date total expenses were $33.3 million compared with $28.8 million for the same period last year.

Symyx ended the quarter with $146.9 million in cash, cash equivalents and available-for-sale securities compared to $138.7 million at December 31, 2003.

Symyx's intellectual property portfolio at the end of the second quarter included over 220 issued patents and over 420 patent applications on file worldwide, covering methodology, composition of matter, instrumentation and software.

2004 FINANCIAL OUTLOOK

Symyx maintains its forecast for full year 2004 revenue of $85-$100 million and income from operations of $8-18 million. Symyx expects total revenue for the third quarter of 2004 of approximately $20 million and diluted earnings per share of $0.04-$0.05.

CONFERENCE CALL AND WEBCAST

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, senior vice president and chief financial officer, will host a conference call at 11:00 am ET, 8:00 am PT, on Wednesday, July 21, 2004, to discuss Symyx's recent business and financial results and outlook for the remainder of 2004. A question and answer session will follow immediately. The dial-in number for domestic (including Canada) callers is 888-217-9614 and for international callers is 913-981-5593. A replay of the conference call will be available from 11:00 am PT on July 21 until 9:00 pm PT on August 4. To access the replay, the domestic (including Canada) dial-in number is 888-203-1112 and the international dial-in number is 719-457-0820, reservation number 755581. The replay will also be available at http://www.symyx.com. The conference call and replay are open to all interested parties.

ABOUT SYMYX

Symyx develops and applies high-throughput experimentation for the discovery of innovative materials for the chemical, life science, electronics, consumer goods, and automotive industries. Symyx works with companies seeking to transform their search for better products and processes through research collaborations, Discovery Tools(R) sales, and the license of materials, intellectual property, and software. Information about Symyx, including reports and other information filed by the Company with the Securities and Exchange Commission, is available at www.symyx.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, all of the statements under the heading "2004 Financial Outlook.". These forward-looking statements involve risks, uncertainties and assumptions, including: (1) market acceptance of Symyx's products and services;
(2) uncertainties relating to the pace, quality or number of discoveries of new materials; (3) the dependence on collaborators to continue relationships and to successfully commercialize products; (4) uncertainties of patent protection and litigation; (5) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (6) general economic conditions in the United States and in major European and Asian markets; (7) exposure to risks associated with export sales and operations; (8) natural disasters, power failures and other disasters; and (9) and other risks that are described from time to time in Symyx's filings with the Securities and Exchange Commission, (including but not limited to Symyx's annual report on Form 10-K for the year ended December 31, 2003 and Symyx's Form 10-Q for the quarter ended March 31, 2004 ). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx's results could differ materially from Symyx's expectations in these statements. Symyx assumes no obligation, and does not intend to update these forward-looking statements.

                                       ##

FOR MORE INFORMATION:
---------------------
Jeryl L. Hilleman
Senior Vice President &
Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com

                            SYMYX TECHNOLOGIES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                  JUNE 30,                 JUNE 30,
                                                           --------------------      --------------------
                                                             2004         2003         2004         2003
                                                           -------      -------      -------      -------
Revenue:
  Service revenue from research collaborations             $10,029      $ 8,486      $20,490      $17,098
  Service revenue - related party                              375          435        1,161          435
  Product sales                                              5,467        3,634       10,364        8,627
  License fees and royalties                                 3,045        2,442        6,380        3,696
                                                           -------      -------      -------      -------
     Total revenue                                          18,916       14,997       38,395       29,856

Operating expenses:
  Cost of products sold                                      1,940          800        3,618        1,878
  Research and development                                  10,047        9,713       20,103       19,093
  Research and development - related party                     375          435        1,161          435
  Sales, general and administrative                          4,311        3,579        8,422        7,371
                                                           -------      -------      -------      -------
     Total operating expenses                               16,673       14,527       33,304       28,777
                                                           -------      -------      -------      -------

Income from operations                                       2,243          470        5,091        1,079

Interest and other income (expense), net                       716          487        1,235        1,067
                                                           -------      -------      -------      -------
Income before income tax expense                             2,959          957        6,326        2,146
Income tax expense                                           1,247          339        2,607          815
                                                           -------      -------      -------      -------
Net income                                                 $ 1,712      $   618      $ 3,719      $ 1,331
                                                           =======      =======      =======      =======
Basic net income per share                                 $  0.05      $  0.02      $  0.12      $  0.04
                                                           =======      =======      =======      =======
Shares used in computing basic net income per share         32,040       31,020       31,919       30,972
                                                           =======      =======      =======      =======
Diluted net income per share                               $  0.05      $  0.02      $  0.11      $  0.04
                                                           =======      =======      =======      =======
Shares used in computing diluted net income per share       33,882       32,113       33,865       31,863
                                                           =======      =======      =======      =======


Note: Earning per share, or EPS, for each quarter is computed using the weighted-average number of shares outstanding during that quarter, while EPS for the year-to-date period is computed using the weighted-average number of shares outstanding during the period. Thus, the sum of the EPS for each of the quarters may not equal the EPS for the year-to-date period.

                 SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (IN THOUSANDS)

                                                               JUNE 30,       DECEMBER 31,
                                                                2004             2003
                                                             ----------       ------------
                                                             (UNAUDITED)         (NOTE)

Cash, cash equivalents and available-for-sale securities      $146,894          $138,698
Working capital                                                142,688           131,154
Property, plant and equipment, net                              24,321            25,681
Total assets                                                   185,818           177,536
Current liabilities                                             16,287            18,098
Stockholders' equity                                           169,531           159,438

NOTE: The selected consolidated balance sheet information at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.